EXHIBIT 99.1

20 North Broadway	Telephone: (405) 235-3611
Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667
NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY EARNS $651 MILLION IN FIRST QUARTER 2007; INCREASES OIL AND GAS PRODUCTION 12 PERCENT
OKLAHOMA CITY — May 2, 2007 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $651 million, or $1.46 per common share, ($1.44 per diluted common share), for the quarter ended March 31, 2007. In the first quarter of 2006, Devon earned $700 million, or $1.58 per common share ($1.56 per diluted common share).
     The company’s reported net earnings increased 12 percent compared with the fourth quarter of 2006. Fourth-quarter 2006 net earnings were $582 million, or $1.31 per common share ($1.29 per diluted common share).
     Securities analysts typically exclude certain items from their published estimates. In aggregate, these items were offsetting and had no effect upon Devon’s first-quarter 2007 net earnings. The adjusting items are discussed in detail later in this news release.
12 Percent Production Growth Underpinned by Operational Milestones
     Oil and gas production from continuing operations increased 12 percent in the first quarter of 2007 to 52.9 million oil-equivalent barrels (Boe). This was Devon’s fourth consecutive quarter of production increases from retained properties. The steady growth in production reflects the strength of the company’s underlying property base. Further production growth in the remaining quarters of 2007 and in 2008 will be fueled by growth in all the company’s geographic regions.
     Devon drilled 585 successful wells in the first quarter of 2007. This represents an overall success rate of 98 percent. Following are highlights of operations conducted in the first quarter of 2007.
•	Devon’s net production in the Barnett Shale field in north Texas averaged a record 730 million cubic feet of gas equivalent per day in the first quarter of 2007. This was a 28 percent increase compared with first-quarter 2006 average production and a six percent increase compared with the fourth quarter of 2006.

•	The company drilled its 700th operated horizontal well in the Barnett Shale in the first quarter of 2007. Devon plans to drill more than 385 wells in the Barnett in 2007, and more than 90 percent of the planned wells will be horizontals.
•	In the Gulf of Mexico, subsea preparations continued at the Merganser field. Devon expects to produce about 50 million cubic feet of gas per day from Merganser when the deepwater Independence Hub becomes operational in the third quarter of this year.
•	Offshore Brazil, the Polvo platform was readied for drilling and commissioning. Devon expects to commence oil production at Polvo in the next few months.
•	In Azerbaijan, Devon achieved its first full quarter of increased production following payout of its carried interest in the ACG field. Devon’s net production from ACG averaged more than 35,000 barrels of oil per day in the quarter.
Increased Production Boosts Revenues
     Combined oil, gas and natural gas liquids production from continuing operations averaged 588 thousand Boe per day in the quarter ended March 31, 2007. This was a 12 percent increase in production from continuing operations over the first quarter of 2006. The production growth was largely driven by the United States onshore and Azerbaijan.
     Combined daily production from continuing operations climbed two percent in the first quarter 2007 over the fourth quarter of 2006. Devon expects to produce 219 to 221 million Boe from continuing operations in the full year of 2007, representing a 10 percent increase over 2006.
     Sales of oil, natural gas and natural gas liquids increased three percent to $2.1 billion in the first quarter of 2007 compared with the same quarter in 2006. The 12 percent increase in daily oil and gas production more than offset lower realized natural gas and natural gas liquids prices.
     Devon’s first-quarter 2007 average realized price for natural gas decreased 15 percent to $6.07 per thousand cubic feet compared with $7.16 per thousand cubic feet in the first quarter of 2006. The company’s average realized oil price increased one percent to $52.11 per barrel in the first quarter of 2007 compared with $51.70 per barrel in the year-ago period. The realized natural gas liquids price decreased three percent to $29.33 per barrel from $30.18 per barrel in the first quarter of 2006.
     Marketing and midstream operating profit was $109 million in the quarter ended March 31, 2007, compared with $120 million in the comparable period in 2006. The quarterly decrease was primarily due to lower natural gas prices and lower third-party throughput volumes.
Rising Expenses Reflect Rising Production
     Lease operating expenses (LOE) in the first quarter of 2007 increased to $430 million. On a unit of production basis, first-quarter 2007 LOE was $8.13 per Boe, or 16 percent higher than in the first quarter of 2006. The increase in unit LOE in the 2007 quarter reflects higher oil transportation costs, casualty insurance premiums, increased workover activity and generally higher industry prices for oilfield services and supplies. The increase in oil transportation costs is largely related to higher production volumes in Azerbaijan.

     Depreciation, depletion and amortization (DD&A) of oil and gas properties increased 32 percent to $587 million in the first quarter of 2007. Unit DD&A increased 18 percent to $11.09 per Boe.
     First-quarter general and administrative expenses (G&A) increased 33 percent to $119 million in 2007 compared with 2006. Higher employee-related costs were the largest contributor to the quarterly increase in G&A. Devon has increased the size of its technical workforce in response to expanding levels of exploration and development activity and opportunities.
     Interest expense for the first quarter of 2007 increased nine percent to $110 million. The increase reflects higher commercial paper balances offset in part by an increase in capitalized interest and lower long-term debt balances.
African Divestitures Progressing; Reported as Discontinued Operations
     In the fourth quarter of 2006, Devon announced its intention to divest its assets and terminate operations in Egypt. In April 2007, Devon entered into an agreement to sell its Egyptian assets for $375 million. The sale is expected to close in the third quarter of 2007.
     In the first quarter of 2007, the company announced its intentions to divest its remaining assets in Africa and terminate African operations. Data rooms are now open in Houston and London for divestiture of the West African assets, and bids are expected in the third quarter.
     In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its operations in Egypt and West Africa as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified as discontinued operations for each period presented.
Balance Sheet Remains Strong
     Cash flow before balance sheet changes totaled $1.5 billion in the first quarter of 2007. The company used cash flow and cash on hand to fund $1.3 billion of exploration and development expenditures and $300 million of other capital expenditures during the quarter.
     Devon also repaid $348 million of commercial paper during the first quarter of 2007 utilizing cash and short term investments. The company’s net debt to adjusted capitalization was approximately 23 percent at March 31, 2007. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the first quarter of 2007 were as follows:
•	A change in fair value of financial instruments decreased first-quarter earnings by $1 million pre-tax (no effect after tax).

•	An unrealized loss on natural gas derivative instruments decreased first-quarter 2007 earnings by $32 million pre-tax ($21 million after tax).
•	The decisions to exit Egypt and West Africa generated financial benefits that increased first-quarter 2007 earnings by $40 million pre-tax ($21 million after tax).
     The following table summarizes the effects of these items on first-quarter 2007 earnings and income taxes.
Summary of Items Typically Excluded by Securities Analysts — First Quarter 2007
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$(1)	—	(1)	(1)	—	—
Unrealized loss on natural gas derivatives	(32)	—	(11)	(11)	(21)	—
Financial benefits generated by decision to exit Africa	40	—	19	19	21	—

Totals	$7	—	7	7	—	—

     In aggregate, these items had no effect on first-quarter 2007 net earnings.
Conference Call to be Webcast Today
     Devon will discuss its first-quarter 2007 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is one of the world’s leading independent oil and gas producers and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION DATA (net of royalties)	Quarter Ended
All periods exclude discontinued operations from Egypt and West Africa	March 31,
	2007	2006

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	127.6	113.5
U.S. Offshore	18.6	16.5

Total U.S.	146.2	130.0
Canada	55.4	59.1
International	0.3	0.6

Total Natural Gas	201.9	189.7

Oil (MMBbls)
U.S. Onshore	2.8	2.8
U.S. Offshore	1.7	2.2

Total U.S.	4.5	5.0
Canada	3.5	3.2
International	5.3	1.6

Total Oil	13.3	9.8

Natural Gas Liquids (MMBbls)
U.S. Onshore	4.8	4.5
U.S. Offshore	0.1	0.1

Total U.S.	4.9	4.6
Canada	1.1	1.2
International	—	—

Total Natural Gas Liquids	6.0	5.8

Oil Equivalent (MMBoe)
U.S. Onshore	28.9	26.2
U.S. Offshore	4.9	5.1

Total U.S.	33.8	31.3
Canada	13.8	14.3
International	5.3	1.7

Total Oil Equivalent	52.9	47.3

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,418.5	1,261.2
U.S. Offshore	206.4	182.9

Total U.S.	1,624.9	1,444.1
Canada	615.0	656.3
International	3.0	7.0

Total Natural Gas	2,242.9	2,107.4

Oil (MBbls)
U.S. Onshore	30.7	31.2
U.S. Offshore	19.1	24.3

Total U.S.	49.8	55.5
Canada	39.0	35.7
International	58.6	17.9

Total Oil	147.4	109.1

Natural Gas Liquids (MBbls)
U.S. Onshore	53.2	49.8
U.S. Offshore	1.4	1.4

Total U.S.	54.6	51.2
Canada	12.3	13.6
International	—	—

Total Natural Gas Liquids	66.9	64.8

Oil Equivalent (MBoe)
U.S. Onshore	320.3	291.2
U.S. Offshore	54.9	56.3

Total U.S.	375.2	347.5
Canada	153.8	158.6
International	59.2	19.1

Total Oil Equivalent	588.2	525.2

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

REALIZED PRICE DATA	Quarter Ended
(average realized prices)	March 31,
	2007	2006

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.76	$6.89
U.S. Offshore	$7.19	$8.26
Total U.S.	$5.94	$7.07
Canada	$6.43	$7.37
International	$3.21	$6.07

Total Natural Gas	$6.07	$7.16

Oil ($/Bbl)
U.S. Onshore	$51.04	$57.58
U.S. Offshore	$54.13	$60.13
Total U.S.	$52.22	$58.70
Canada	$43.51	$38.14
International	$57.72	$56.95

Total Oil	$52.11	$51.70

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$27.54	$26.61
U.S. Offshore	$29.51	$36.65
Total U.S.	$27.59	$26.89
Canada	$37.03	$42.56
International	$—	$—

Total Natural Gas Liquids	$29.33	$30.18

Oil Equivalent ($/Boe)
U.S. Onshore	$34.98	$40.58
U.S. Offshore	$46.60	$53.81
Total U.S.	$36.68	$42.72
Canada	$39.71	$42.73
International	$57.40	$55.69

Total Oil Equivalent	$39.56	$43.20

BENCHMARK PRICES	Quarter Ended
(average prices)	March 31,
	2007	2006

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$6.77	$9.01
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$58.33	$63.41

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES	Quarter Ended
(average floating price differentials from benchmark prices)	March 31,
	2007	2006

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(0.85)	$(2.12)
U.S. Offshore	$0.42	$(0.75)
Total U.S.	$(0.69)	$(1.94)
Canada	$(0.12)	$(1.38)
International	$(3.56)	$(2.94)

Total Natural Gas	$(0.54)	$(1.78)

Oil ($/Bbl)
U.S. Onshore	$(7.29)	$(5.83)
U.S. Offshore	$(4.20)	$(3.28)
Total U.S.	$(6.11)	$(4.71)
Canada	$(14.82)	$(25.27)
International	$(0.61)	$(6.46)

Total Oil	$(6.22)	$(11.71)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS	Quarter Ended
(in millions, except per share data)	March 31,
	2007	2006

Revenues

Oil sales	$691	508
Gas sales	1,226	1,358
Natural gas liquids sales	177	176
Marketing & midstream revenues	379	458

Total revenues	2,473	2,500

Expenses and other income, net

Lease operating expenses	430	331
Production taxes	80	83
Marketing & midstream operating costs and expenses	270	338
Depreciation, depletion and amortization of oil and gas properties	587	443
Depreciation and amortization of non-oil and gas properties	46	41
Accretion of asset retirement obligation	18	10
General & administrative expenses	119	90
Interest expense	110	101
Change in fair value of financial instruments	1	12
Other income, net	(26)	(29)

Total expenses and other income, net	1,635	1,420

Earnings from continuing operations before income tax expense	838	1,080

Income tax expense

Current	189	224
Deferred	75	140

Total income tax expense	264	364

Earnings from continuing operations	574	716

Discontinued operations

Earnings from discontinued operations before income tax expense	137	47
Income tax expense	60	63

Earnings (loss) from discontinuing operations	77	(16)

Net earnings	651	700
Preferred stock dividends	2	2

Net earnings applicable to common stockholders	$649	$698

Net earnings per weighted average common share outstanding
Basic	$1.46	1.58
Diluted	$1.44	1.56
Basic weighted average shares outstanding	444	442
Diluted weighted average shares outstanding	450	449

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS
(in millions)	March 31, 2007	December 31, 2006

		(Audited)

Assets

Current assets

Cash and cash equivalents	$615	$692
Short-term investments	275	574
Accounts receivable	1,361	1,324
Deferred income taxes	66	102
Current assets held for sale	252	232
Other current assets	167	288

Total current assets	2,736	3,212

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,276 and $3,293 excluded from amortization in 2007 and 2006, respectively)	41,536	39,585
Less accumulated depreciation, depletion and amortization	17,128	16,429

Net property and equipment	24,408	23,156

Investment in Chevron Corporation common stock, at fair value	1,049	1,043
Goodwill	5,741	5,706
Assets held for sale	1,680	1,619
Other assets	364	327

Total Assets	$35,978	$35,063

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,236	$1,154
Revenues and royalties due to others	476	522
Income taxes payable	192	82
Short-term debt	1,857	2,205
Accrued interest payable	81	114
Current portion of asset retirement obligation	55	53
Current liabilities associated with assets held for sale	222	173
Accrued expenses and other current liabilities	321	342

Total current liabilities	4,440	4,645

Debentures exchangeable into shares of Chevron Corporation common stock	732	727
Other long-term debt	4,839	4,841
Fair value of financial instruments	309	302
Asset retirement obligation	1,152	804
Liabilities associated with assets held for sale	450	429
Other liabilities	630	583
Deferred income taxes	5,270	5,290

Stockholders’ equity

Preferred stock	1	1
Common stock	44	44
Additional paid-in capital	6,897	6,840
Retained earnings	10,055	9,114
Accumulated other comprehensive income	1,159	1,444
Treasury stock	—	(1)

Stockholders’ Equity	18,156	17,442

Total Liabilities & Stockholders’ Equity	$35,978	$35,063

Common Shares Outstanding	445	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)	Quarter Ended March 31,
	2007	2006

Cash Flows From Operating Activities

Net earnings	$651	$700
(Earnings) loss from discontinued operations, net of tax	(77)	16
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	633	484
Deferred income tax expense	75	140
Net gain on sales of non-oil and gas property and equipment	—	(5)
Other non-cash charges	75	39
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(29)	241
Other current assets	(10)	(10)
Long-term other assets	(25)	4
Increase (decrease) in:
Accounts payable	20	(162)
Income taxes payable	207	80
Other current liabilities	(118)	(160)
Long-term other liabilities	(2)	(6)

Cash provided by operating activities — continuing operations	1,400	1,361
Cash provided by operating activities — discontinued operations	117	161

Net cash provided by operating activities	1,517	1,522

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	25	19
Capital expenditures	(1,484)	(1,249)
Purchases of short-term investments	(424)	(495)
Sales of short-term investments	723	441

Cash used in investing activities — continuing operations	(1,160)	(1,284)
Cash used in investing activities — discontinued operations	(53)	(68)

Net cash used in investing activities	(1,213)	(1,352)

Cash Flows From Financing Activities

Net commercial paper repayments, net of issuance costs	(348)	—
Debt repayments, including current maturities	—	(3)
Proceeds from stock options	23	20
Repurchases of common stock	—	(253)
Excess tax benefits related to share-based compensation	5	4
Dividends paid on common stock	(62)	(49)
Dividends paid on preferred stock	(2)	(2)

Net cash used in financing activities	(384)	(283)

Effect of exchange rate changes on cash	2	1
Net decrease in cash and cash equivalents	(78)	(112)
Cash and cash equivalents at beginning of period (including assets held for sale)	756	1,606

Cash and cash equivalents at end of period (including assets held for sale)	$678	$1,494

Supplementary cash flow data:
Interest paid	$162	$159
Income taxes (received) paid	$(24)	$160

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

DRILLING ACTIVITY	Quarter Ended
	March 31,
	2007	2006

Exploration Wells Drilled

U.S.	22	21
Canada	55	66
International	1	—

Total	78	87

Exploration Wells Success Rate

U.S.	77%	90%
Canada	100%	98%
International	0%	—

Total	92%	97%

Development Wells Drilled

U.S.	264	283
Canada	252	273
International	3	7

Total	519	563

Development Wells Success Rate

U.S.	98%	99%
Canada	100%	100%
International	100%	100%

Total	99%	99%

Total Wells Drilled

U.S.	286	304
Canada	307	339
International	4	7

Total	597	650

Total Wells Success Rate

U.S.	97%	98%
Canada	100%	99%
International	75%	100%

Total	98%	99%

COMPANY OPERATED RIGS	March 31,
	2007	2006

Number of Company Operated Rigs Running

U.S.	65	55
Canada	5	13
International	—	—

Total	70	68

CAPITAL EXPENDITURES DATA (in millions)
Quarter Ended March 31, 2007	U.S. Onshore	U.S. Offshore	Canada	International	Devon Total

Capital Expenditures

Exploration	$42	70	39	34	$185
Development	638	60	375	59	1,132

Exploration and development capital	$680	130	414	93	$1,317

Capitalized G&A					64
Capitalized interest					20
Discontinued operations					55
Property acquisitions					3
Midstream capital					99
Other capital					20

Total capital expenditures					$1,578

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

DETAIL OF RECLASSIFICATION FOR DISCONTINUED	Quarter Ended
OPERATIONS IN EGYPT AND WEST AFRICA	March 31,
	2007	2006

Production from Discontinued Operations

Oil (MMBbls)	3.1	3.6
Natural Gas (Bcf)	1.4	1.6

Total Oil Equivalent (MMBoe)	3.3	3.8

STATEMENTS OF DISCONTINUED OPERATIONS DATA	Quarter Ended
(in millions)	March 31,
	2007	2006

Revenues

Oil sales	$170	$207
Gas sales	4	6
Marketing & midstream revenues	1	5

Total revenues	175	218

Expenses and other income, net

Lease operating expenses	20	19
Marketing & midstream operating costs and expenses	1	1
Depreciation, depletion and amortization of oil and gas properties	16	64
Depreciation and amortization of non-oil and gas properties	—	1
Accretion of asset retirement obligation	1	1
Reduction of carrying value of oil and gas properties	—	85

Total expenses and other income, net	38	171

Earnings before income tax expense	137	47

Income tax (benefit) expense

Current	44	79
Deferred	16	(16)

Total income tax expense	60	63

Earnings from discontinued operations	$77	$(16)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Non-GAAP Financial Measures
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION	Quarter Ended
(in millions)	March 31,
	2007	2006

Net Cash Provided By Operating Activities (GAAP)	$1,517	$1,522
Changes in assets and liabilities — continuing operations	(43)	13
Changes in assets and liabilities — discontinued operations	(6)	(43)

Cash flow before balance sheet changes (Non-GAAP)	$1,468	$1,492

     Devon believes that using net debt, defined as debt less cash, short-term investments and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $732 million of debentures exchangeable into 14.2 million shares of Chevron common stock owned outright by Devon. As of March 31, 2007, the market value of the shares ($1.0 billion) exceeded the related debt obligation. Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.

RECONCILIATION TO GAAP INFORMATION
(in millions)	March 31,
	2007	2006

Total debt (GAAP)	$7,428	$6,619
Adjustments:
Cash and short-term investments	(890)	(2,128)
Market value of Chevron Corporation common stock	(1,049)	(822)

Net Debt (Non-GAAP)	$5,489	$3,669

Total Capitalization

Total debt	$7,428	$6,619
Stockholders’ equity	18,156	15,302

Total Capitalization (GAAP)	$25,584	$21,921

Adjusted Capitalization

Net debt	$5,489	$3,669
Stockholders’ equity	18,156	15,302

Adjusted Capitalization (Non-GAAP)	$23,645	$18,971